As filed with the Securities and Exchange Commission on November 9, 2006
Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIED WASTE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	88-0228636 (I.R.S. Employer Identification No.)
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260
(480) 627-2700
(Address and telephone number of registrant’s principal executive offices)

ALLIED WASTE INDUSTRIES, INC.
2006 INCENTIVE STOCK PLAN
(formerly known as the Allied
Waste Industries, Inc. Amended and Restated
1991 Incentive Stock Plan)
(Full title of the plan)

Jo Lynn White
Vice President and Acting General Counsel
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260
(480) 627-2700
(Name, address and telephone number of agent for service)

Copies to:
Bradd L. Williamson, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
(212) 906-1200
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price	registration fee
Common Stock, par value $0.01 per share	34,886,905	$12.71	$443,412,562.55	$47,445.15

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), additional shares of common stock, par value $0.01 per share (“Common Stock”), of Allied Waste Industries, Inc. (the “Company”) which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)	For purposes of computing the registration fee only. Pursuant to Rule 457 of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on November 6, 2006.

PART II
EXPLANATORY NOTE
INCORPORATION BY REFERENCE
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

PART II
EXPLANATORY NOTE
Allied Waste Industries, Inc. (the “Company”) is filing this Registration Statement pursuant to Instruction E to Form S-8 to register additional shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable under the Company’s 2006 Incentive Stock Plan, which amended and restated the Company’s Amended and Restated 1991 Stock Incentive Plan (as originally adopted and as subsequently amended and restated, the “Plan”). On August 23, 1991, the Company registered 825,000 shares of common stock issuable under the Plan on a Registration Statement on Form S-8 (File No. 33-42354) (the “1991 Form S-8”); on December 11, 1998, the Company registered an additional 9,211,784 shares of common stock on a Registration Statement on Form S-8 (File No. 333-68815) (the “1998 Form S-8”); and on January 11, 2000, the Company registered an additional 10,827,133 shares of common stock issuable under the Plan on a Registration Statement on Form S-8 (File No. 333-94405) (the “2000 Form S-8”).
INCORPORATION BY REFERENCE
Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the 1991 Form S-8, the 1998 Form S-8, and the 2000 Form S-8 and all amendments, which include our Annual Report on Form 10-K for the year ended December 31, 2005, filed March 3, 2006.
Item 8. Exhibits
A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 9, 2006.

ALLIED WASTE INDUSTRIES, INC.
By	/s/ Peter S. Hathaway
	Name:	Peter S. Hathaway
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Peter S. Hathaway as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John J. Zillmer John J. Zillmer	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 8, 2006
/s/ Peter S. Hathaway Peter S. Hathaway	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2006
/s/ John S. Quinn John S. Quinn	Senior Vice President Finance, Chief Accounting Officer and Controller (Principal Accounting Officer)	November 8, 2006
/s/ Robert M. Agate Robert M. Agate	Director	November 7, 2006
/s/ Charles H. Cotros Charles H. Cotros	Director	November 7, 2006
/s/ James W. Crownover James W. Crownover	Director	November 7, 2006
/s/ David I. Foley David I. Foley	Director	November 8, 2006

/s/ Joshua J. Harris Joshua J. Harris	Director	November 8, 2006
/s/ Dennis R. Hendrix Dennis R. Hendrix	Director	November 7, 2006
/s/ Nolan Lehmann Nolan Lehmann	Director	November 8, 2006
/s/ Steven Martinez Steven Martinez	Director	November 8, 2006
/s/ James A. Quella James A. Quella	Director	November 8, 2006
/s/ Stephanie Drescher Stephanie Drescher	Director	November 8, 2006
INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1	Allied Waste Industries, Inc. 2006 Incentive Stock Plan (formerly known as the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan) (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders, as filed on Schedule 14A on April 21, 2006, File No. 001-14705).

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages to the Registration Statement).